THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT OR ANY U.S. STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

PRIVATE PLACEMENT SUBSCRIPTION

STRIKER ENERGY CORP.

PRIVATE PLACEMENT

INSTRUCTIONS TO SUBSCRIBER:

1.	COMPLETE the information on Pages 10 and 11 of this Subscription Agreement.

2.	DELIVER the original Promissory Note (as defined below), together with one originally executed copy of this entire Subscription Agreement, to Striker Energy Corp., at

Striker Energy Corp.
360 Bay Street, Suite 901
Toronto, Ontario M5H 2V6
Attention: Joseph Carusone

3.	FAX a copy of Pages 10 and 11 of this Subscription Agreement to Striker Energy Corp., attention Joseph Carusone at (416) 352-5239.

If you have any questions please contact Joseph Carusone at: 1 (416) 489-0093.

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, NOR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

PRIVATE PLACEMENT SUBSCRIPTION
(Non U.S. Subscribers Only)

TO:	STRIKER ENERGY CORP. (the "Company")
405 Trimmer Road
Suite 200,
Califon, NJ 07830

Purchase of Units

1.	SUBSCRIPTION

1.1 The undersigned (the "Subscriber") is the holder of a promissory note (the “Promissory Note”) dated September 16, 2010, issued by the Company in the original principal amount of $200,000 (the “Principal Amount”). The Principal Amount has earned interest at the rate of five percent per annum since the date of the Promissory Note and the total amount of interest due through the date of this Subscription Agreement is $5,000 (the “Accrued Interest”). The Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Units (the “Units”) specified on Page 10 of this Subscription Agreement, at a price of US$1.00 per Unit (such subscription and agreement to purchase being the "Subscription"), for the total subscription price (the “Subscription Price”) specified on Page 10 of this Subscription Agreement. The Subscription Price shall be paid by applying the Principal Amount and the Accrued Interest and the Promissory Note shall be marked “PAID” at closing, all on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

1.2 Each Unit consists of one share of the Company’s common stock and one-half of a share purchase warrant (together or individually; the "Securities"). Each whole share purchase warrant (each a “Warrant”) will entitle the holder to purchase one share of the Company’s common stock for $1.75 per share until the second anniversary of the date on which the Warrant is issued.

1.3 The Company hereby agrees to sell the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth herein. Subject to the terms hereof, the Subscription Agreement will be effective upon its acceptance by the Company.

1.4 Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

2.	PAYMENT

2.1 The original Promissory Note must accompany this Subscription Agreement. The Subscriber hereby authorizes the Company to mark the Promissory Note as “PAID” at closing. In the event that the aggregate sum of the Principal Amount and the Accrued Interest is for an amount greater than the Subscription Price, the Company will pay the difference to the Subscriber by way of wire transfer to the Subscriber at Closing, pursuant to wire transfer instructions to be supplied by the Subscriber to the Company at or prior to Closing.

2.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

3.	CLOSING

3.1 Closing (the “Closing”) of the purchase and sale of the Units shall occur on or before NOVEMBER 30, 2010, or on such other date or dates as may be determined by the Company in its sole discretion (the "Closing Date").

4.	ACKNOWLEDGEMENTS OF SUBSCRIBER

4.1 The Subscriber acknowledges and agrees that:

(a)

the Securities have not been registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or under any securities or "blue sky" laws of any state of the United States and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to a U.S. Person, as that term is defined in Regulation “S” (“Regulation “S”) promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the 1933 Act, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b)

the Company will refuse to register any transfer of any of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(c)

the decision to execute this Subscription Agreement and purchase the Units has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon information provided by the Company in this document or that is publicly available on the EDGAR website maintained by the Securities and Exchange Commission (the “SEC”) (collectively, the "Company Information").

(d)

the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to review the Company Information and to ask questions of and receive answers from the Company regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any other document provided to the Subscriber;

(e)	by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Subscription Agreement;

(f)	the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and the Questionnaire;

(g)

the issuance and sale of the Units to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(h)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to the applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii) applicable resale restrictions;

(i)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Units, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(j)

the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Units through a person registered to sell securities and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies, including statutory rights of rescission or damages, will not be available to the Subscriber;

(k)	the Securities are not listed on any stock exchange and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange;

(l)	neither the SEC, nor any other securities regulatory authority has reviewed or passed on the merits of the Securities;

(m)	no documents in connection with this Offering have been reviewed by the SEC, nor by any other state securities administrators;

(n)	there is no government or other insurance covering any of the Securities; and

(o)

this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

5.1 The Subscriber hereby represents and warrants to and covenants with the Company, as of the date of this Agreement and as of the Closing Date (which representations, warranties and covenants shall survive the Closing Date) that:

(a)	the Subscriber is not a U.S. Person (as defined in Regulation S) and is outside the United States when receiving and executing this Subscription Agreement;

(b)	the Subscriber is not acquiring the Units for the account or benefit of, directly or indirectly, any U.S. Person, as defined in Regulation S;

(c)	the Subscriber is resident in the jurisdiction set out on Page 10 of this Subscription Agreement;

(d)	the Subscriber:

(i)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units,

(ii)

is purchasing the Units pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Units under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)

acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units and Securities, and

	(iv)	represents and warrants that the acquisition of the Units by the Subscriber does not trigger:

		A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

		B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(e)

the Subscriber is acquiring the Units as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons (as defined in Regulation S);

(f)

the Subscriber acknowledges that it has not acquired the Units as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(g)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(h)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(i)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(j)	the Subscriber has received and carefully read this Subscription Agreement;

(k)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Units for an indefinite period of time, and can afford the complete loss of such investment;

(l)

the Subscriber has the degree of knowledge, education and experience in financial and business matters as to enable the Subscriber to evaluate the merits and risks of the investment in the Units and the Company;

(m)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Subscription Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(n)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(o)

the Subscriber is not an underwriter of, or dealer in, the Company's Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(p)

the Subscriber has made an independent examination and investigation of an investment in the Units and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Units and the Company;

(q)

the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Units as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(r)	no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Securities,

(ii) that any person will refund the purchase price of any of the Securities,

(iii) as to the future price or value of any of the Securities, or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or that application has been made to list and post any of the Securities of the Company on any stock exchange; and

(s)

the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the undersigned provides to the Company, along with an executed copy of this Subscription Agreement:

	(i)	a fully completed and executed Questionnaire in the form attached hereto as Schedule A, and

	(ii)	such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber's qualification as a qualified investor.

5.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Subscription Agreement includes any person in the United States.

6.	INDEMNITY AND HOLD HARMLESS

6.1 The Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Subscriber contained herein, the Questionnaire or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

7.	ACKNOWLEDGEMENT AND WAIVER

7.1 The Subscriber has acknowledged that the decision to purchase the Units was made based solely on the Company Information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities. Because the Subscriber is not purchasing the Units under a prospectus, the Subscriber will not have the civil protections, rights and remedies that would otherwise be available to the Subscriber under the securities laws in Canada, including statutory rights of rescission or damages.

8.	REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

8.1 The Subscriber acknowledges that the acknowledgements, representations and warranties contained herein and in the Questionnaire are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Units under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Securities, it will be representing and warranting that the acknowledgements representations and warranties contained herein are true and correct as of the date hereof and the date of delivery and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of all of the Securities.

9.	RESALE RESTRICTIONS

9.1 The Subscriber acknowledges that any resale of any of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that none of the Securities have been registered under the 1933 Act or the securities laws of any state of the United States. The Securities may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.2 No Securities of any class of the Company shall be transferred without the approval of the directors, provided that approval of any transfer of Securities may be given as aforesaid after the transfer has been effected upon the records of the Company, in which event, unless the said approval stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its very entry upon the books of the Company. This covenant shall survive the Closing.

10.	COLLECTION OF PERSONAL INFORMATION

10.1 The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) tax authorities, (d) law enforcement authorities, (e) authorities pursuant to applicable law and (f) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Units as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that the Corporation may deliver to the SEC certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Corporation owned by the Subscriber, the number of Units purchased by the Subscriber and the total purchase price paid for such Units, the prospectus exemption relied on by the Corporation and the date of distribution of the Units,

11.	COSTS

11.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

12.	GOVERNING LAW

12.1 This Subscription Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the Courts of the State of Nevada.

13.	SURVIVAL

13.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

14.	ASSIGNMENT

14.1 This Subscription Agreement is not transferable or assignable.

15.	SEVERABILITY

15.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

16.	ENTIRE AGREEMENT

16.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17.	NOTICES

17.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the delivery address on Page 10 and notices to the Company shall be directed to it at the New Jersey address stated on the first page of this Subscription Agreement.

18.	COUNTERPARTS AND ELECTRONIC MEANS

18.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

Present Ownership of Securities

The Subscriber either [check appropriate box]:

[ ]	beneficially owns no common shares of the Company (“Common Shares”) or securities convertible into Common Shares; or

[ ]

beneficially owns ______________ Common Shares which includes ________________ Common Shares and/or convertible securities entitling the Subscriber to acquire an additional ______________ Common Shares.

The undersigned hereby acknowledges that he or she will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date hereinafter set forth.

Details of Subscriber:
Number of Units:

(Name of Subscriber - please print)

By:	Aggregate Subscription Price: U.S.$
(Authorized Signature)	(the “Subscription Price”)

Details of Beneficial Purchaser (if not the same as Subscriber):

(Official Capacity or Title - please print)

(Please print name of individual whose signature	(Name of Beneficial Purchaser)
appears above if different than the name of the
Subscriber printed above.)
(Beneficial Purchaser’s Address)
Dated November , 2010

(Beneficial Purchaser’s Telephone Number)
(Subscriber's Address)

(Subscriber's Address)

(Telephone Number)

(E-Mail Address)

Register the Units as set forth below:	Deliver the Units as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)	(Address)

(Address)

*           *           *           *

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Units is hereby accepted by STRIKER ENERGY CORP.

DATED at Toronto, Ontario, the _____day of November, 2010.

STRIKER ENERGY CORP.

Per:
JOSEPH CARUSONE